SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) February 1, 2000
                                                         ----------------


                                Prophet 21, Inc.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-23306                     23-2746447
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                    Identification No.)


19 West College Avenue, Yardley, Pennsylvania                        19067
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                                 (215) 493-8900
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)



         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On January 26, 2000, Prophet 21, Inc. (the "Company") informed PricewaterhouseCoopers LLP ("PWC"), the Company's independent accountants since February of 1993, of its decision to retain KPMG LLP as its new independent accountants effective upon the termination the Company's relationship with PWC. Thereafter, on February 1, 2000, PWC confirmed the termination of its relationship with the Company. In connection with its audits for each of the two years in the period ended June 30, 1999 and thereafter, there were no disagreements with the prior auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The prior auditors' report on the Company's financial statements for each of the two years in the period ended June 30, 1999 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by both the Audit Committee of the Board of Directors and by the full Board of Directors of the Company.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Information of Businesses Acquired.

          Not applicable.

(b)  Pro Forma Financial Information.

          Not applicable.

(c)  Exhibits.

          Exhibit No.               Description of Exhibit
          -----------               ----------------------

              16 *                  Letter re: Change in Certifying Accountants.


*  To be filed by amendment.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          Prophet 21, Inc.



                                          By:/s/Charles L. Boyle, III
                                             -----------------------------------
                                             Charles L. Boyle, III, President
                                              and Chief Executive Officer
                                              (Principal Executive Officer)


Date: February 8, 2000